Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-3	No. 333-233827	L3Harris Technologies, Inc. Debt and Equity Securities
Form S-4/A	No. 333-228829	Harris Corporation Shares of Common Stock
Form S-8	No. 333-232482	L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan; L3 Technologies, Inc. Master Savings Plan; and Aviation Communications & Surveillance Systems 401(k) Plan
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-8	No. 333-207774	Harris Corporation 2015 Equity Incentive Plan

of our reports dated March 3, 2020, with respect to the consolidated financial statements of L3Harris Technologies, Inc. and the effectiveness of internal control over financial reporting of L3Harris Technologies, Inc. included in this Transition Report (Form 10-KT) of L3Harris Technologies, Inc. for the transition period from June 29, 2019 to January 3, 2020.

/s/ Ernst & Young LLP
Orlando, Florida
March 3, 2020